UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

LINGERIE FIGHTING CHAMPIONSHIPS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-8009362
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

6955 North Durango Drive, Suite 1115-129

Las Vegas, NV 89149

(Address of principal executive offices)

(702) 527-2942

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation of Chief Financial Officer

On May 4, 2017, Charles Connaughton resigned from his position as Chief Financial Officer of the Company, effective immediately. The Company’s Board of Directors accepted Mr. Connaughton resignation.

Appointment of New Chief Financial Officer

Effective May 4, 2017, Shaun Donnelly, our current Chief Executive Officer, will replace Mr. Connaughton as interim Chief Financial Officer until a suitable replacement is found.

A brief description of the background experience of Mr. Donnelly was provided on Form 10-K filed with the Securities and Exchange Commission on April 14, 2016 and is repeated here as follows:

Shaun Donnelly, age 48, has been Chief Executive Officer and a director of the Company since the completion of the reverse acquisition on March 31, 2015.  Mr. Donnelly is an entertainment industry veteran who has created, produced and directed television series for such networks as Starz, AMI, ITV, Playboy TV, UKTV and YouToo.  Mr. Donnelly served as LFC's chief executive officer and sole director of LFC since its inception on July 21, 2014, and from April 2013 to July 2014, Mr. Donnelly operated a business similar to LFC's as a sole proprietorship, during which time he produced two events.  Since 2005, Mr. Donnelly has served as the head of Canada's Mind Engine Entertainment, where he has produced several feature films including the recently completed "Gone By Dawn."  Prior to getting into TV and film, Mr. Donnelly worked in the advertising industry where, in 1993, he founded Stormedia Communications, an Edmonton-based ad agency that specialized in oil and gas clients. He also published the literary digest Writer's Block Magazine for seven years and has worked as a writer and columnist for numerous magazines and newspapers.  Mr. Donnelly attended Grant MacEwan University where he earned diplomas in Advertising & Public Relations and Audio Visual Communications.

Related Party Transactions

There are no applicable related party transactions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINGERIE FIGHTING CHAMPIONSHIPS, INC.

Date: May 8, 2017	By:	/s/ Shaun Donnelly
	Name:	Shaun Donnelly
	Title:	Chief Executive Officer

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